Exhibit 23.02

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No.1 of the Registration Statement (Form F-3/A), and related Prospectus of BluePhoenix Solutions Ltd., for the registration of 2,110,473 of its ordinary shares and to the incorporation by reference therein of our report dated May 27, 2004, with respect to the consolidated financial statements of BluePhoenix Solutions Ltd. included in Amendment No.1 of its Annual Report (Form 20-F/A) for the year ended December 31, 2003 filed with the Securities and Exchange Commission. We also consent to the inclusion therein of our report dated March 31, 2004 included in the consolidated financial statements as of September 30, 2002 of Liraz System Ltd.


                                                          /s/ Ziv Haft

                                                Certified Public Accounts (Isr.)

                                                        BDO Member Firm

Tel-Aviv, Israel
November 9, 2004